Exhibit 10.22

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of this 23rd day of June, 2009, by API Nanotronics Corp. (“Debtor”) and the subsidiaries party hereto (the Debtor and such subsidiaries, including any subsidiaries becoming parties hereto pursuant to Section 3(k), collectively, the “Pledging Parties”) for the benefit of Icarus Investment Corporation, as Collateral Agent (“Collateral Agent”).

R E C I T A L S :

WHEREAS, several persons (the “Lenders” and each a “Lender”) have agreed to make a loan (the “Loan”) to Debtor in an aggregate principal amount of $5,100,000; and

WHEREAS, the Loan is evidenced by several Secured Convertible Promissory Notes in an aggregate principal amount of $5,100,000 (the “Notes”) of even date herewith from Debtor to the Lenders; and

WHEREAS, Collateral Agent requires, and the Pledging Parties are willing to grant, as security for the Loan, a security interest in all their right, title and interest in and to the “Collateral” (as such term is defined in Paragraph 17(b) hereof), to secure the payment and performance by Debtor of the Liabilities (as defined below in Section 2), subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, to secure the payment and performance of the Liabilities, each of the Pledged Parties hereby agrees with Collateral Agent as follows:

1. Grant; Collateral. Each Pledging Party hereby assigns and pledges to Collateral Agent, as agent for the Lenders, for collateral purposes, and grants to Collateral Agent a security interest in, all its right, title and interest in and to the Collateral (as defined in Section 17 hereof), subject to and in accordance with the terms and conditions set forth in this Agreement and the Notes. Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Notes.

2. Liabilities. This Agreement, and the security interest herein granted to Collateral Agent, is given to secure all the following (the same being herein sometimes collectively referred to as the “Liabilities”):

(a)	the principal, interest and all other sums owed under the Notes;

(b)	all amounts owed Collateral Agent and Lenders under this Agreement including without limitation all advances, costs or expenses paid or incurred by the Collateral Agent or the Lenders, to protect any or all of the Collateral, perform any obligation of the Pledging Parties hereunder, or to sell the Collateral;

(c)	any and all costs of enforcement and collection of the Notes and the enforcement of this Agreement, including without limitations reasonable attorneys’ fees; and

(d)	interest on all of the foregoing at the rate specified in the Note.

The parties agree that Liabilities do not include (i) any amounts under the Notes that are converted to common stock under the Notes, and (ii) any equity or equity-related rights (including obligations pertaining to any conversion rights) arising under the Note.

3. Representations and Warranties. Each Pledging Party hereby represents and warrants to, and covenants with, Collateral Agent that:

(a)	Each Pledging Party is the absolute and exclusive owner of its respective Collateral existing as of the date hereof other than leased Collateral, and except for the Permitted Liens, has not made and shall not make any sale, assignment, pledge, hypothecation or other transfer of the Collateral, or any portion thereof other than in the ordinary course of business, and shall forever warrant and defend Collateral Agent’s title and interest in and to the Collateral against the claims and demands of all persons whomsoever, subject to the claims of those holding Permitted Liens;

(b)	Except for Permitted Liens, the Collateral is free and clear of all liens, charges, claims, encumbrances and security interests as of the date hereof;

(c)	The Pledging Parties will keep the Collateral, to the extent applicable, in good order, repair and condition and free and clear of all levies, attachments, liens, charges, claims, encumbrances, security interests of every kind and nature, except for Permitted Liens;

(d)	No instruments of assignment and transfer or financing statements covering the Collateral, or any part thereof, have been executed by the Pledging Parties or are on file in any public office, except for those in favor of Collateral Agent and those evidencing any other applicable Permitted Liens or as are permitted under this Agreement, and the Pledging Parties will not execute, or file or cause to be filed in any public office, any instruments of assignment and transfer or any financing statement or statements, affecting the Collateral, or any part thereof, except in favor of Collateral Agent or to the extent constituting a Permitted Lien or as otherwise permitted under this Agreement;

(e)

Each Pledging Party will, at the request of Collateral Agent, execute or join with Collateral Agent in executing and, at Pledging Parties’ expense, file and refile under the Uniform Commercial Code of the State in which such Pledging Party is organized or incorporated (the “Code”), such financing statements and amendments thereto, continuation statements and other documents in such states and in such offices as Collateral Agent may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve Collateral Agent’s security interest in the Collateral, and each Pledging Party hereby authorizes Collateral Agent to file any and all such financing statements, amendments thereto and continuation statements and other documents relative to all or any part of the Collateral without the signature of such Pledging Party where permitted by law;

(f)	No Pledging Party shall use or permit the Collateral to be used in violation of any applicable law, ordinance, rule, regulation or requirement of governmental authorities, now or hereafter in effect, or any policy or contract of insurance;

(g)	Each Pledging Party shall perform and comply with all policies of insurance, and the rules and requirements of underwriters’ and fire prevention agencies, and all laws, ordinances, rules and regulations relating to, and shall promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against, the ownership, operation, possession, maintenance, use or method of use of the Collateral;

(h)	Collateral Agent or its representatives shall have the right to inspect, at each Pledging Party’s place of business, the Collateral, at any time and from time to time, at reasonable times during normal business hours and upon reasonable notice to such Pledging Party;

(i)	Each Pledging Party shall, at such time or times as Collateral Agent may request and at such Pledging Party’s cost and expense, prepare list(s), in such form as shall be reasonably satisfactory to Collateral Agent, certified by such Pledging Party describing in reasonable detail all Collateral of such Pledging Party subject to this Agreement; and

(j)	Each Pledging Party shall promptly give written notice to Collateral Agent of any damage to or destruction of any material portion of its Collateral by fire or other casualty, or by condemnation or taking. No Pledging Party shall make, accept or consent to any settlement or agreement in respect of insurance or condemnation proceeds except as agreed in writing by Collateral Agent.

(k)	Each Pledging Party shall cause any United States subsidiary acquired or formed after the date hereof for the purpose of holding the stock or assets of Cryptek Technologies, Inc. to enter into a joinder agreement with the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent by which such subsidiary shall become a Pledging Party under this Agreement.

4. Events of Default. Each Pledging Party hereby agrees that the occurrence or existence of any one of the following events or conditions, as well as those events or conditions as defined in the Notes as Events of Default shall constitute an Event of Default herein (referred to herein singularly as “Event of Default” and collectively as “Events of Default”):

(a)	any representation or warranty made by Debtor in the Notes or by a Pledging Party in this Agreement shall be breached or violated, or prove to be false, misleading or inaccurate, in each case, in any material respect, which is not cured within 10 days following notice from Collateral Agent or any Lender;

(b)	any attachment, seizure or levy, other than a Permitted Lien, shall be made upon the Collateral, in whole or in part which is not cured within 10 days following notice from Collateral Agent or any Lender;

(c)	a Pledging Party shall sell, assign or otherwise transfer, voluntarily or involuntarily, all or any part of the Collateral, except as expressly permitted herein which is not cured within 10 days following notice from Collateral Agent or any Lender;

(d)	Debtor shall fail to pay, perform and discharge the Liabilities, when and as due in accordance with each of the Notes, and such failure shall continue uncured or uncorrected past the applicable curative periods, if any;

(e)	except for the security interest granted to Collateral Agent herein, any security interest, lien, charge or encumbrance against the Collateral other than valid leases of property to a Pledging Party and any other Permitted Liens, shall accrue which is not cured within 10 days following notice from Collateral Agent;

(f)	the failure by a Pledging Party to perform an obligation under, or the occurrence of any other default with respect to any provision of this Agreement other than as specifically described in any other clause of this Section 4, and the continuation of such default for a period of ten (10) days after written notice thereof;

(g)	breach by a Pledging Party of any of the covenants, representations, warranties or other obligations hereunder which is not cured within 10 days following notice from Collateral Agent; or

(h)

the failure by Debtor to perform any obligation under, or the occurrence of any other default or event of default with respect to any provision of any Note (other than as specifically described in any other clause of this Section 4), which is not cured within the time period provided therefor, if any. For purposes of the foregoing definition, with respect to any event or occurrence which constitutes an Event of Default hereunder solely by reason of its constituting a default under another document or instrument, to the extent (if any) that such other document or instrument provides a grace or cure period with respect to such default, the same grace or cure period, and only such period, shall apply with respect thereto under this Agreement.

5. Remedies. Upon the occurrence or existence of any of the Events of Default, then at the option of Collateral Agent and without demand or notice to any Pledging Party (demand and notice as to any such Events of Default being hereby expressly waived by each Pledging Party except as expressly provided in Paragraph 4 hereof), Collateral Agent shall, to the fullest extent permitted by law, be entitled, subject to the terms hereof, to:

(a) appropriate and apply on the payment of the Liabilities (whether or not due), any and all accounts or monies held in possession of Collateral Agent for the benefit of a Pledging Party;

(b) enter upon a Pledging Party’s premises and take possession of the Collateral;

(c) exercise in respect to the Collateral all the rights, powers and remedies available to Collateral Agent upon default under the Code then in effect, including the right to sell, publicly or privately, the Collateral, or any part thereof; and

(d) exercise any and all other rights, powers and remedies as may be provided in the Note and such other rights and remedies as may be provided at law or in equity.

If any notification of intended disposition of the Collateral is required by law, such notification, if mailed shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, full postage prepaid, sent by certified mail return receipt requested, addressed to a Pledging Party, at the address appearing on the records of Collateral Agent. Upon any sale of all, or any part of, the Collateral by Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Collateral Agent or such officer or be answerable in any way for the misapplication or non-application thereof.

6. Application of Proceeds. All proceeds of sale of any of the Collateral by Collateral Agent as herein provided shall be applied in the order set forth in Section 3 of the Intercreditor and Collateral Agency Agreement, dated as of the date hereof, by and among the Collateral Agent and the Lenders.

7. Incorporation of Note. It is expressly understood and agreed that all the terms, covenants, conditions, agreements, representations, warranties, obligations and provisions contained in the Notes are, by this reference, adopted and incorporated in this Agreement to the same full extent and with the same binding force and effect as if all such terms, covenants, conditions, representations, warranties, obligations and provisions thereof were herein stated in full, it being the express intent that the Notes complement and supplement this Agreement to the extent necessary or required to protect, preserve and confirm the rights, powers and remedies of Collateral Agent in respect of the Liabilities.

8. Collateral Agent’s Right to Cure. If a Pledging Party shall fail to do any act or thing which such Pledging Party has covenanted to do hereunder, or any covenant, representation or warranty by a Pledging Party shall be breached or violated, Collateral Agent may, but shall not be obligated to, after the expiration of the applicable curative or grace period, if any, except in the case of an emergency, do the same or cause it to be done, or remedy such breach or violation, and if, in connection therewith, Collateral Agent shall make any advances or expenditures of money for the account of such Pledging Party, then there shall be added to the Liabilities the reasonable costs or expenses so paid or incurred by Collateral Agent, and any and all amounts paid or incurred by Collateral Agent in taking any such action shall be repaid to Collateral Agent upon demand being made to such Pledging Party therefor and shall bear interest at the Default Rate, as defined in the Notes, from the date advanced or expended, to and including the date of repayment.

9. Waiver of Liability. Nothing herein contained shall be construed as constituting Collateral Agent a trustee or mortgagee in-possession. In the exercise of the powers herein granted and assigned to Collateral Agent, no liability shall be asserted or enforced against Collateral Agent, all such liability being expressly waived and released by each Pledging Party and any person or persons claiming by, through or under a Pledging Party.

10. Indemnity. Each Pledging Party shall and does hereby agree to indemnify, protect, save and hold forever harmless Collateral Agent, the Lenders and each of their respective agents (collectively, the “Indemnitees”) from and against any and all liability, loss and damage, including court costs and reasonable attorneys’ fees and expenses, which the Indemnitees, or any of them, may or might incur, suffer or sustain under or by reason of this Agreement and from and against any and all claims and demands whatsoever which may be asserted against the Indemnitees, or any of them, by reason of any alleged or actual obligations or undertakings on Collateral Agent’s or any Lender’s part to perform or discharge any of the terms, covenants and agreements contained in this Agreement. If any of the Indemnitees shall incur any such liability, loss or damage or by reason of this Agreement, or in the defense of any claims or demands, or otherwise, the amount thereof, including court costs, and reasonable attorneys’ fees and expenses, shall be secured hereby, and the Pledging Parties, jointly and severally, shall, upon demand, immediately reimburse the Indemnitees therefor, together with interest thereon at the Base Rate, from the date of demand until reimbursement is made.

11. Inaction of Collateral Agent. Collateral Agent shall not, in any way, be responsible to any Pledging Party for failure to do any or all of the things for which rights, interests, power or authority are herein granted and assigned to Collateral Agent, nor shall Collateral Agent be required to make an accounting for the benefit of the Pledging Parties, except for monies actually received by Collateral Agent in accordance with the terms hereof, each Pledging Party hereby expressly waiving, and releasing Collateral Agent from any and all such responsibility, liability and requirements.

12. Parity of Security. In the event of a default by a Pledging Party under the Notes or this Agreement, Collateral Agent may realize upon the security given under the this Agreement singly, successively or cumulatively, at such time and in such order as Collateral Agent may, in its sole discretion, elect.

13. Foreclosure or Other Judgments. No judgment or decree which may be entered on any Liabilities shall operate to abrogate or lessen the effect of this Agreement, but this Agreement shall continue in full force and effect until the full and final payment and discharge of any and all Liabilities, in whatever form the Liabilities may be, and of any and all costs and expenses incurred and sustained by virtue of the authority herein contained have been fully paid from the proceeds of the Collateral, or until such time as this Agreement may be voluntarily released. This Agreement shall also remain in full force and effect during the pendency of any foreclosure proceedings, both before and after sale, until the issuance of a deed pursuant to a foreclosure decree, unless the Liabilities are fully and finally paid and discharged.

14. No Waiver. No failure on the part of Collateral Agent to exercise, and no delay in exercising, any rights, powers, privileges, interests or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers, privileges, interests or remedies by Collateral Agent preclude any other or further exercise thereof or the exercise of any other rights, powers, privileges, interests or remedies. All rights, powers and remedies hereunder are cumulative and not exclusive of any other rights, powers or remedies provided in the Note, this Agreement, or any of the Loan Documents, or at law or in equity, and each and all such rights, powers and remedies provided in the Note or this Agreement, or at law or in equity, and each and all such rights, powers and remedies may be pursued or exercised single, successively or cumulatively, at such time or times and in such order as Collateral Agent may, in its sole discretion, elect.

15. Release and Discharge. At the time when all Liabilities and all obligations of Debtor hereunder have been fully and finally paid and performed, this Agreement shall terminate and be of no further force and effect. After such termination, if requested by a Pledging Party, Collateral Agent shall execute and deliver to such Pledging Party for filing in each office in which any financing statement relative to its Collateral, or any part thereof, shall be filed, a termination statement under the Code and shall also execute and deliver to such Pledging Party a release of any and all of the Collateral for the purpose of releasing Collateral Agent’s interest in the Collateral, all without recourse to or representation, warranty and covenant by Collateral Agent and at the cost and expense of such Pledging Party.

16. Further Assurances. Each Pledging Party agrees to perform such further acts and things and to execute and deliver to Collateral Agent such additional assignments, agreements, assurances, certificates, opinions and other documents and instruments as Collateral Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement (collectively with this Agreement, the “Collateral Documents”), or to better assure, perfect, protect, preserve and confirm unto Collateral Agent its rights, powers, privileges, interest and remedies under this Agreement provided such additional assignments, agreements, assurances, certificates, opinions or other documents or instruments are consistent with the terms hereof and of the Notes and do not impose additional liabilities or obligations on the Pledging Parties.

17. Definitions. For purposes of this Section 18, capitalized terms used but not specifically defined in this Agreement shall have the meanings ascribed to them in the Code. As used herein, the following terms shall have the meanings set forth below:

(a)	“Accounts” shall mean and include: (i) any and all rights to the payment of money or other forms of consideration of any kind now or hereafter owing or to be owing to the Debtor (whether classified under the UCC as Accounts, Chattel Paper, Electronic Chattel Paper, General Intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and any other debts, obligations and liabilities in whatever form now or hereafter owing to the Debtor, all guarantees, security and liens which secure payment of any of the foregoing, all the Debtor’s rights to goods, now owned or hereafter acquired by the Debtor, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (ii) all proceeds of any of the foregoing.

(b)	“Collateral” shall mean all of each Pledging Party’s personal property, whether now owned or hereafter acquired including, without limitation, Accounts, Instruments, Documents, contract rights, General Intangibles, Chattel Paper, Inventory, Instruments, Equipment, Goods, Fixtures, Commercial Tort Claims, Investment Property, Letter-of-Credit Rights, Letters of Credit, leasehold improvements, accounts receivable, documents of title, policies and certificates of insurance, all insurance proceeds, securities, cash, money, Deposit Accounts, Payment Intangibles, trademarks, trade names, patents, copyrights, applications for trademarks, patents and copyrights, and other intellectual property rights, and all other tangible and intangible property owned by the Debtor, and books and records relating to the foregoing and all the products and proceeds of the foregoing; provided that to the extent that any Pledging Party owns stock or other equity interests in a direct or indirect subsidiary of the Company which is not organized or incorporated in the United States, the Collateral shall include only 65% of such stock or equity interests.

(c)

“Permitted Liens” means the liens granted to Collateral Agent hereunder together with (i) any liens on the Collateral existing as of the date hereof including the lien in favor of The Chase Manhattan Bank, N.A. granted by National Hybrid, Inc., the lien in favor of Great America Leasing Corporation granted by National Hybrid, Inc., and, in each case, any replacement liens thereof, (ii) any liens arising in the ordinary course of business or by operation of law including mechanics’, carriers’ landlord’s, materialmen’s and other similar liens, (iii) liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or which are being duly contested by a Pledging Party, (iv) liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security benefits and other analogous legislation, (v) liens to secure the performance of tenders, statutory obligations, surety, governmental contracts, bids, leases, indemnity or other similar obligations or to secure liability to insurance carriers, (vi) liens in respect of judgments or judicial attachments, (vii) liens securing capital lease obligations or liens on property arising to secure the indebtedness incurred or assumed to purchase such property, (viii) liens arising from precautionary UCC filings, (ix) liens on accounts receivable for which attempts at collection have been undertaken by an authorized third party, (x) the rights of collecting banks or other financial institutions having a right of setoff, revocation or chargeback with respect to money or instruments in the possession of such financial institution, (xi) imperfections of title, covenants, restrictions, easements and other encumbrances on real property that do not interfere with the utility, operation, value or marketability of the real property on which such lien is imposed, and (xii) leases or subleases granted to others not interfering in any material respect with the business of a Pledging Party or any interest or title of a lessor under any lease.

18. Notices. Any and all notices given in connection with this Agreement shall be deemed adequately given only if given as set forth in the Note.

19. Miscellaneous. It is further understood and agreed that:

(a)	Time is of the essence with respect to each and every covenant, agreement and obligation of the Pledging Parties under this Agreement;

(b)	This Agreement, and all the terms, covenants agreements and conditions hereof, shall extend to, be binding upon and enforceable against each Pledging Party and its successors and assigns, but the privileges and benefits herein accruing to each Pledging Party shall extend and inure only to such of its successors and assigns as may be permitted pursuant to this Agreement. All liabilities and obligations of Pledging Parties hereunder are, and shall be, at all times, joint and several;

(c)	This Agreement, and all the terms, covenants, agreements and conditions hereof, shall extend to and inure to the benefit of Collateral Agent, its successors and assigns;

(d)	The representations, warranties and covenants made by Pledging Parties under this Agreement are, and shall be deemed to be, of continuing force and effect until all the Liabilities have been fully and finally paid and performed;

(e)	Each Pledging Party agrees jointly and severally to pay, on demand of Collateral Agent, all reasonable costs and expenses paid, sustained or incurred by Collateral Agent, including without limitation, court costs and reasonable attorneys’ fees and expenses, in connection with the enforcement of this Agreement;

(f)	The singular shall include the plural, and the plural the singular, and pronouns of any gender shall include the other gender, wherever required by the context hereof;

(g)	Except as otherwise specifically provided herein, Collateral Agent has the right, whenever its consent or approval is required hereunder, to withhold, or to refuse to grant, such consent or approval, which right is exercisable by Collateral Agent in its absolute discretion;

(h)	The paragraph headings of this Agreement are for convenience only and are not intended to alter, limit or enlarge in any way the scope or meaning of the language hereof; and

(i)	EACH PLEDGING PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. DEBTOR HEREBY EXPRESSLY ACKNOWLEDGES THIS WAIVER IS A MATERIAL, INDUCEMENT FOR SECURED PARTY TO ACCEPT THIS AGREEMENT AND TO MAKE THE LOAN SECURED HEREBY AND BY THE OTHER LOAN DOCUMENTS.

IN WITNESS WHEREOF, the Debtor and each other Pledging Party has hereto set its hand and seal to this Agreement as of the date first above written, pursuant to proper authority duly granted.

PLEDGING PARTIES:	API NANOTRONICS CORP.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

API CRYPTEK, INC.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

NATIONAL HYBRID, INC.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

KEYTRONICS, INC.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

FILTRAN INC.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

PACE TECHNOLOGY, INC.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

API NANOFABRICATION AND RESEARCH CORPORATION

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	Vice President

API ELECTRONICS INC.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

TM SYSTEMS II, INC.

	By:	/s/ Stephen Pudles
	Name:	Stephen Pudles
	Title:	CEO

COLLATERAL AGENT:	ICARUS INVESTMENT CORPORATION

	By:	/s/ Phillip DeZwirek
	Name:	Phillip DeZwirek
	Title:	President